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                                                                   EXHIBIT 10.13


                       FAMOUS DAVE'S OF MINNEAPOLIS, INC.

                                  AMENDMENT TO
                             1995 STOCK OPTION AND
                               COMPENSATION PLAN


        1. Increase in Number of Shares Subject to the Plan. Section 5.1 of the 1995 Stock Option and Compensation Plan is hereby amended to read in its entirety as follows:

                5.1     Number of Shares.  Subject to adjustment as provided in
        Section 11.6, the number of shares of Common Stock which may be issued under the Plan shall not exceed 700,000 shares of Common Stock.

        2. Effective Date. This Amendment will become effective upon approval thereof by the shareholders of the Company at the next annual meeting of shareholders.